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                                                                    EXHIBIT 10.1


                                                      HP- VIALINK - CONFIDENTIAL

                        SECOND GLOBAL AMENDMENT AGREEMENT

         THIS SECOND GLOBAL AMENDMENT AGREEMENT ("Agreement") is entered into as of September __, 2002, by and between HEWLETT-PACKARD COMPANY, a Delaware corporation ("HP"), and THE VIALINK COMPANY, a Delaware corporation (the "Company").

                                    Recitals

         A. HP and Company are parties to (i) that certain Master Lease No. MA001360 (the "Original Master Lease"), as amended from time to time (the "Master Lease Agreement"), (ii) that certain Financing Agreement No. 27058A, as amended from time to time ("Lease Schedule No. 27058A"), including pursuant to that certain Settlement, Amendment and Mutual Release Agreement dated as of November 13, 2001 ("First Settlement Agreement"), that certain Second Settlement and Amendment Agreement dated as of January 17, 2002 (the "Second Settlement Agreement"), and that certain Global Amendment dated July 10, 2002 (the "Global Amendment"),(iii) that certain Financing Agreement No. 27058B, as amended from time to time ("Lease Schedule No. 27058B"), including pursuant to the First Settlement Agreement, the Second Settlement Agreement, and the Global Amendment,
(iv) that certain Financing Agreement No. 25683A, as amended from time to time ("Lease Schedule No. 25683A"), including pursuant to the First Settlement Agreement, the Second Settlement Agreement, Amendment 1 dated December 7, 2001, Amendment 2 dated January 7, 2002, that certain Letout Confirmation Form dated as of January 18, 2002, and the Global Amendment, and (v) that certain Financing Agreement No. 25683B, as amended from time to time, including pursuant to the Global Amendment ("Lease Schedule No. 25683B"; Lease Schedule Nos. 27058A, 27058B, 25683A, and 25683B shall be referred to collectively as the "Lease Schedules"; the Lease Schedules and the Master Lease Agreement shall be referred to collectively as the "Lease Agreements").

         B. HP and Company are parties to that certain Service Level Agreement for Operations Services dated as of June 3, 1999, as amended from time to time, including pursuant to that certain Addendum 69d to Service Agreement for HP Operations Services dated August 8, 2001, the First Settlement Agreement, the Second Settlement Agreement, that certain Addendum 69e to Service Agreement for Operations Services dated January 18, 2002, and the Global Amendment (collectively, the "Service Agreement").

         C. HP and Company are parties to those certain Support Agreement Nos. 3112M8401, 3112M8391, 3112M8361, 3112M8421, 3112M8411, 3112M8381, 3112M8371,
3185G9881, and 3182B2621, in each case, as amended from time to time, including pursuant to the First Settlement Agreement, the Second Settlement Agreement, that certain Addendum 69e to Service Agreement for Operations Services dated January 18, 2002, and the Global Amendment (collectively, the "Support Agreements").

         D. HP and the Company are parties to that certain Common Stock Purchase Warrant dated as of April 10, 2001, executed by the Company in favor of HP, as amended from time to time, including

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                                                      HP- VIALINK - CONFIDENTIAL

pursuant to the First Settlement Agreement (the "Warrant").

         E. The Company and HP are parties to that certain Shareholder Agreement dated as of February 4, 1999, as amended from time to time, including pursuant to that certain Amendment No. 1 to Shareholder Agreement dated as of March 22, 2000, Amendment No. 2 to Shareholder Agreement dated as of April 10, 2001, and the First Settlement Agreement (collectively, the "Shareholder Agreement"). The Warrant, the Lease Agreements, the Service Agreement, the Support Agreements, the Shareholder Agreement, and all other documents and instruments executed in connection therewith shall be referred to collectively as the "Transaction Documents").

         F. As of the date hereof, the Company has failed to make certain payments under the Lease Agreements in the aggregate amount of $358,483.57 (the "Payment Defaults").

         G. The Company has requested that HP restructure the Company's obligations under the Lease Agreements to facilitate its continued operation as a going concern. In response to the Company's request, HP is willing to make certain amendments to the Transaction Documents on the terms and conditions specified herein.

                                    Agreement

         NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

1. Settlement Payment. In consideration of the agreements set forth in this Agreement, the Company shall pay to HP, in cash, a fully-earned and non-refundable settlement payment of $350,000 within 10 days of closing by the Company of a strategic or financial transaction resulting in proceeds in excess of $1,000,000 that are immediately payable to the Company (the "Settlement Payment") and, in any event, on or before September 16, 2002.

2. Amendments to Lease Agreements. On the Effective Date, the Lease Agreements shall be amended as follows:

         2.1 Termination of Buyout and Repurchase Provisions. To the extent not previously exercised and consummated by the Company as of the date hereof, the buyout option of the Company set forth in Section 2(a) of the Second Settlement Agreement, and the right to purchase of the Company set forth in Section 3(d) of the Second Settlement Agreement shall be immediately terminated.

         2.2 Provisions Relating to the Due Date of Lease Payments. Notwithstanding any contrary provision contained in the Lease Agreements, each monthly payment due under the Lease Agreements shall be automatically due and payable on the fifth business day of each month, without the need for further invoicing to the Company, and shall be remitted by the Company to the following lockbox address: Hewlett-Packard Company, Mailstop 505, 20 Perimeter Summit Blvd., Atlanta, Georgia, 30319 .




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                                                      HP- VIALINK - CONFIDENTIAL

         2.3 Provisions Relating to Lease Schedules and Payment Terms. Notwithstanding any contrary terms contained in any Lease Schedule, (a) the equipment subject to Lease Schedules 27058A and 27058B as of the date hereof (collectively, the "27058 Equipment") shall be deleted from each such schedule and added to Lease Schedule 25683A and Lease Schedule 25683A shall be deemed restated to reflect all of the equipment set forth on EXHIBIT A hereto and identified as "ITEMS REMAINING ON LEASE" in the heading thereon; (b) the obligations of the Company to HP under Lease Schedules 27058A, 27058B, and 25683B shall be deemed satisfied in full; (c) the schedule of the monthly payments for Lease Schedule 25683A shall be amended on the terms set forth on EXHIBIT B hereto, and (d) Section 4(i) of Lease Schedule 25683A that provides for "Purchase, Renewal, Return Options" shall be amended by (i) unselecting the purchase option referred to "fair market value" and (ii) and selecting the purchase option that provides "One Dollar ($1.00) for each Product" in lieu thereof.

         2.4 Waiver of Events of Default. On the Effective Date, HP shall be deemed to waive the Payment Defaults and shall agree that, that with respect to the Payment Defaults only, no Default or Event of Default shall be deemed to have occurred as a result thereof under any Transaction Document.

3. Amendments to Global Amendment. On the Effective Date, the Global Amendment shall be amended as follows:

         3.1 Section 2.1. Section 2.1 of the Global Amendment shall be superseded by the terms of this Agreement and shall have no further effect.

         3.2 Section 4.1. Section 4.1 of the Global Amendment shall be superseded by the terms of this Agreement and shall have no further effect.

         3.3 Section 4.2. The Company's failure to satisfy the provisions set forth in Sections 4.2 (a), (c), (e), (f), or (g) of the Global Amendment shall not result in a Default or Event of Default under any Transaction Document.

4. Equity Provisions.

         4.1 Amendment to Warrant. On the Effective Date, the introductory paragraph of the Warrant shall be amended by deleting the reference to "$0.10" contained therein and substituting "$0.00" in lieu thereof.

         4.2 Issuance of Additional Shares. On or before the Effective Date, the Company, in consideration for the agreements contained herein, shall issue in favor of HP, and HP shall be deemed to be a holder of 615,342 shares of common stock of the Company (the "Additional Shares"), with all of the rights and privileges attendant to the holders of common stock of the Company and such further rights and privileges set forth in this Agreement and under the Shareholder Agreement.

         4.3 Delivery of Stock Certificates. On or before the Effective Date, the Company shall deliver




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                                                      HP- VIALINK - CONFIDENTIAL

to HP certificates evidencing the Additional Shares (the "Stock Certificates").

         4.4 Amendment to Shareholder Agreement. On the Effective Date, the Shareholder Agreement shall be amended by deleting Section I.9(iii) thereof in its entirety and substituting the following in lieu thereof:

                  "Registrable Securities" means, with respect to Holder, (i) the Company's Common Stock issued to Holder pursuant to any Securities Purchase Agreement, including, but not limited to, those shares of the Company's Common Stock issued pursuant to that certain Securities Purchase Agreement, dated March 22, 2000 (the "Securities Purchase Agreement"), and those shares of the Company's Common Stock issuable upon the exercise of the Warrants purchased by Holder pursuant to the Securities Purchase Agreement; (ii) the Company's Common Stock issued to Holder upon conversion of the Convertible Note; (iii) the Company's Common Stock issued to Holder upon conversion of that certain Secured Convertible $3,807,812.59 Promissory Note dated April 10, 2001 issued by the Company and payable to Holder; (iv) the Company's Common Stock issued to Holder upon exercise of that certain Common Stock Purchase Warrant issued by the Company for the benefit of Holder dated April 10, 2001;
                  (v) the Company's Common Stock issued to Holder pursuant to the terms of that certain Second Global Amendment Agreement dated as of September __, 2002, and (vi) any Common Stock or other equity securities issued or issuable with respect to the securities referred to in the preceding clauses (i) through
                  (v) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities (A) when they have been distributed to the public pursuant to an offering registered under the Securities Act or (B) after the Registrable Securities held by Holder may be sold in 90-day periods pursuant to Rule 144 under the Securities Act (or any similar rule then in effect).

5. Reservation of Rights. HP reserves the right, in its discretion, to exercise any or all of its rights and remedies under the Transaction Documents as a result of any Events of Default that may occur after the date hereof, and HP has not waived any of such rights or remedies, and nothing in this Agreement, and no delay on its part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

6. Representations, Warranties and Covenants. The Company hereby represents, warrants and covenants with and to HP as follows:

         6.1 Representations in Transaction Documents. Each of the representations and warranties made by or on behalf of the Company to HP in any of the Transaction Documents was true and correct when made and in all material respects is true and correct on and as of the date of this Agreement with the same full force and effect as if each of such representations and warranties had been made by the



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                                                      HP- VIALINK - CONFIDENTIAL

Company on the date hereof and in this Agreement.

         6.2 Authorization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware. The Company has the requisite corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid, and binding obligation of the Company and is enforceable against the Company in accordance with its terms except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium, or similar laws affecting creditors' rights generally.

         6.3 No Conflict. The execution and delivery and performance of this Agreement by the Company will not violate any requirement of law or contractual obligation of the Company and will not result in, or require, the creation or imposition of any lien on any of its properties or revenues.

         6.4 Issuance of Shares. The Board of Directors of the Company has duly authorized the issuance of the Additional Shares, and duly reserved such shares for issuance by the Company. The Additional Shares, when issued, sold and delivered in accordance with the terms and for the consideration expressed in this Agreement, will be duly and validly issued, fully paid and nonassessable. No person has preemptive rights with respect to any Additional Shares upon issuance thereof to HP pursuant to any of the Company's corporate documents or material agreements. The offer, sale and issuance of the Additional Shares constitute transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws.

         6.5 Capitalization. All of the authorized and issued capital stock of the Company is set forth in the Capitalization Disclosure Schedule attached hereto as Exhibit E (the "Capitalization Disclosure Schedule"). All of the outstanding equity securities of the Company have been duly authorized and are validly issued, fully paid and nonassessable. Except as expressly referenced in the Capitalization Disclosure Schedule, there are as of the date of this Agreement, no options, warrants or rights to purchase equity securities authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its equity securities. The Capitalization Disclosure Schedule sets forth with respect to such options, warrants and other rights, the grant date, vesting schedule, terms and exercise period thereof; provided, that to the extent such options, warrants or other rights are granted pursuant to an employee stock option plan, the Capitalization Disclosure Schedule shall set forth the number of shares issuable under such employee stock option plan and the general terms of the rights provided to employees, rather than the details relating to each employee participating in such employee stock option plan. To the extent the Company is privately held, the Capitalization Disclosure Schedule sets forth a list of the holders of record of the issued and outstanding shares of the Company's equity securities. Except as expressly referenced in the Capitalization Disclosure Schedule, there are no restrictions on the transfer of equity securities of the Company, other than those imposed by the Company's Certificate of Incorporation and Bylaws as of the date hereof, or relevant state and federal securities laws, and no holder of any equity



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                                                      HP- VIALINK - CONFIDENTIAL

security of the Company is entitled to preemptive or similar statutory or contractual rights. All outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws. Except as expressly referenced in the Capitalization Disclosure Schedule, no person or entity has the right to demand or other rights to cause the Company to file any registration statement under the Securities Act, relating to any equity securities of the Company presently outstanding or that may be subsequently issued, or any right to participate in any registration statement.

         6.5 Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority or other person or entity (including without limitation the shareholders of any person or entity) is required in connection with the execution and delivery of this Agreement, and the performance and consummation of the transactions contemplated hereby.

7. Representations and Warranties of HP. HP represents and warrants to the Company that:

         7.1 Authority. The execution, delivery and performance by HP of this Agreement and the consummation by HP of the transactions contemplated thereby are within the power of HP and have been duly authorized by all necessary actions on the part of HP. This Agreement has been duly executed and delivered by HP and constitutes, or will constitute, a legal, valid and binding obligation of HP, enforceable against HP in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

         7.2 Securities Law Investment Representations. HP acknowledges that the Additional Shares have not been and will not be registered under the Securities Act, or the securities laws of any state of the United States or any other jurisdiction, and except as provided in the Shareholder Agreement, HP has no right to require such registration. HP is purchasing the Additional Shares for HP's own account for investment and not for the interest of any other person and not for resale to others or with a view to or for sale in connection with any distribution thereof. HP has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment and to bear the economic risk of such investment for an indefinite period of time. HP is an Accredited Investor (as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act). HP will not resell or otherwise dispose of the Additional Shares or any interest therein at any time unless (i) such securities are subsequently registered under the Securities Act and appropriate state securities laws, or (ii) an exemption from registration is available and, if the Company requests, the Company receives an opinion of counsel reasonably satisfactory to it that such exemption is available, and the written approval of the Company to any transfer has first been obtained.

8. Conditions to Effectiveness. The effectiveness of the terms and provisions of this Agreement shall be subject to satisfaction of each of the following conditions on or before September 16, 2002 (the date upon which all such conditions have been satisfied, the "Effective Date" ):

         8.1 receipt by HP and the Company of a copy of this Agreement duly executed by HP and the Company;


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                                                      HP- VIALINK - CONFIDENTIAL

         8.2 receipt by HP by wire transfer of the Settlement Payment pursuant to the wire instructions set forth on EXHIBIT C hereto;

         8.3 receipt by HP of the Stock Certificates;

         8.4 receipt by HP of a duly executed certificate of the Secretary of the Company certifying as of the date hereof that (i) attached thereto is a certified copy of the Articles of Incorporation of the Company that are in full force and effect and have not been amended, supplemented, revoked or repealed since the date of such certification; (ii) attached thereto is a true and correct copy of the Bylaws of the Company as in effect as of the date hereof;
(iii) attached thereto is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery, and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby; (iv) there are no proceedings for the dissolution or liquidation of the Company that have commenced or, to the knowledge of the Company, been threatened; and (v) a specimen signature of each officer of the Company who has executed or will execute this Agreement, or any other document required under this Agreement is included in this certificate, and each such officer was duly elected, qualified, and incumbent as of the date such officer executed such document or documents (the "Secretary's Certificate"); and

         8.5 receipt by HP of an opinion of counsel of the Company with respect to the issuance of the Additional Shares in substantially the form of EXHIBIT D attached hereto.

In the event that the preceding conditions to effectiveness are not satisfied on or before September 16, 2002, this Agreement shall be immediately terminable at the option of HP.

9. Revival of Obligations. Notwithstanding any contrary provision contained in this Agreement, the Company acknowledges and agrees that in the event that HP shall hereafter be required to refund or disgorge the Settlement Payment, any portion thereof, or any other payment made pursuant hereto, then as to the amount repaid or disgorged, the liability of the Company shall be automatically revived, reinstated and restored in such amount or amounts and shall exist as though such Settlement Payment, portion thereof, or other payment had never been paid to HP.

10. Miscellaneous.

         10.1 Effect of this Agreement. Upon the Effective Date, (i) each reference in any Transaction Document to such agreement shall mean and be a reference to such agreement as amended by this Agreement, and (ii) each reference in any Transaction Document to any other Transaction Document shall mean and be a reference to such agreement as amended by this Agreement. To the extent of conflict between the terms of this Agreement and the other Transaction Documents, the terms of this Agreement shall control. Except as expressly provided in this Agreement, the execution, delivery, and effectiveness of this Agreement shall not (i) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy of HP under any of the Transaction Documents,
(ii) constitute a waiver of any provision in any of the Transaction Documents, or (iii) alter, modify, amend, or in any way


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                                                      HP- VIALINK - CONFIDENTIAL

affect any of the terms, conditions, obligations, covenants, or agreements contained in any of the Transaction Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

         10.2 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

         10.3 Successors and Assigns. The rights and obligations of the Company and HP under this Agreement shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. The Company shall not be entitled to assign, transfer or delegate any of its rights, obligations or liabilities hereunder without the prior written consent of HP.

         10.4 Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other document furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other documents, and no investigation by HP or any closing shall affect the representations and warranties or the right of HP to rely upon them.

         10.5 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement.

         10.6 Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

         10.7 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

         10.8 Waivers and Agreements. No provision of this Agreement may be amended or modified without the written consent of the Company and HP. HP shall not be deemed, by any act or omission, to have waived any of its rights or remedies unless such waiver is in writing and signed by HP and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of HP in exercising any right, whether before or after a default, shall impair any such right or shall be construed to be a waiver of any right or default.

         10.9 Confidentiality. This Agreement shall be subject to the terms and conditions of the NonDisclosure Agreement, as amended from time to time, between HP and the Company.

[Remainder of Page Intentionally Left Blank]



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                                                      HP- VIALINK - CONFIDENTIAL

IN WITNESS WHEREOF, this Second Global Amendment Agreement is executed and delivered as of the day and year first above written.

                                            "COMPANY"

                                            THE VIALINK COMPANY



                                            By:
                                                -------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                   ----------------------------


                                            "HP"

                                            HEWLETT-PACKARD COMPANY


                                            By:
                                                -------------------------------
                                            Name:
                                            Title:







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